UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐           Definitive Proxy Statement
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Kronos Worldwide, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2011

To our Stockholders:

You are cordially invited to attend the 2011 annual meeting of stockholders of Kronos Worldwide, Inc., which will be held on Thursday, May 12, 2011, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of stockholders and proxy statement.

Whether or not you plan to attend the meeting, please cast your vote as instructed on your proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.

Sincerely,

Steven L. Watson
Vice Chairman of the Board and
Chief Executive Officer

Kronos Worldwide, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2011

To the Stockholders of Kronos Worldwide, Inc.:

The 2011 annual meeting of stockholders of Kronos Worldwide, Inc. will be held on Thursday, May 12, 2011, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

1.	to elect the seven director nominees named in the proxy statement to serve until the 2012 annual meeting of stockholders;

2.	to approve an amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000;

3.	to adopt a nonbinding advisory resolution that approves the executive compensation described in the proxy statement;

4.	to adopt a nonbinding advisory resolution that determines the preferred frequency for stockholders to consider approving executive compensation; and

5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 21, 2011 has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting.  A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote as instructed on the proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

By Order of the Board of Directors,

A. Andrew R. Louis, Secretary

Dallas, Texas
March 31, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 12, 2011.

The proxy statement and annual report to stockholders (including Kronos Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available atwww.kronosww.com/annualmeeting.

TABLE OF CONTENTS
Page
TABLE OF CONTENTS
GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING STOCKHOLDERS
SECURITY OWNERSHIP
Ownership of Kronos Worldwide
Ownership of Related Companies
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2010 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Stockholder Proposals and Director Nominations for the 2012 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
2010 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2010
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
Related Party Loans for Cash Management Purposes
Data Recovery Program
Simmons Family Matters
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
PROPOSAL 2: AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND DELETE AN UNNECESSARY SECTION
Proposal to Increase the Authorized Shares and Delete Unnecessary Language
Potential Dilution of Existing Stockholders
The Potential Anti-Takeover Effect of the Proposed Amendment
Effectiveness of the Proposed Amendment
Vote Required
PROPOSAL 3: NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT
Background of this Proposal
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 4: NONBINDING ADVISORY RESOLUTION ON THE FREQUENCY STOCKHOLDERS WILL CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal
Our Say-When-on-Pay Proposal
Vote Required
Effect of the Proposal
OTHER MATTERS
2010 ANNUAL REPORT ON FORM 10-K
STOCKHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2010 ANNUAL REPORT AND THIS PROXY STATEMENT
EXHIBIT A — PROPOSED AMENDED AND RESTATED ARTICLE IV OF CERTIFICATE OF INCORPORATION OF KRONOS WORLDWIDE, INC.

i

GLOSSARY OF TERMS

“CDCT” means the Contran Amended and Restated Deferred Compensation Trust, an irrevocable “rabbi trust” established by Contran to assist it in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.

“CMRT” means The Combined Master Retirement Trust, a trust Contran sponsors that permits the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.

“Computershare” means Computershare Trust Company, N.A., our stock transfer agent and registrar.

“CompX” means CompX International Inc., one of our publicly held sister corporations that manufactures security products, furniture components and performance marine components.

“Contran” means Contran Corporation, the parent corporation of our consolidated tax group.

“Dixie Rice” means Dixie Rice Agricultural Corporation, Inc., one of our parent corporations.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“EWI” means EWI RE, Inc., a reinsurance brokerage and risk management corporation wholly owned by NL.

“Foundation” means the Harold Simmons Foundation, Inc., a tax-exempt foundation organized for charitable purposes.

“Grandchildren’s Trust” means The Annette Simmons Grandchildren’s Trust, a trust of which Harold C. Simmons and his wife, Annette C. Simmons, are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.

“independent directors” means the following directors: Keith R. Coogan, Cecil H. Moore, Jr., George E. Poston and R. Gerald Turner.

“ISA” means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on a fixed fee basis.

“Keystone” means Keystone Consolidated Industries, Inc., one of our publicly held sister corporations that manufactures steel fabricated wire products, industrial wire, bar products, billets and wire rod.

“KII” means Kronos International, Inc., one of our wholly owned subsidiaries with operations in Europe.

“Kronos Worldwide,” “us,” “we” or “our” means Kronos Worldwide, Inc.

“named executive officer” means any person named in the 2010 Summary Compensation Table in this proxy statement.

“NL” means NL Industries, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in us and CompX.

“NYSE” means the New York Stock Exchange.

“PwC” means PricewaterhouseCoopers LLP, our independent registered public accounting firm.

“record date” means the close of business on March 21, 2011, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2011 annual meeting of our stockholders.

“Say-on-Pay” is the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.

“Say-When-on-Pay” is the fourth proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings as such proposal is described in this proxy statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“stockholder of record” means a stockholder of our common stock who holds shares directly in its name with our transfer agent, Computershare.

“street name holder” means a stockholder of our common stock who holds shares in the name of a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary and not directly with our transfer agent, Computershare.

“Tall Pines” means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of Valhi.

“TFMC” means TIMET Finance Management Company, a wholly owned subsidiary of TIMET.

“TIMET” means Titanium Metals Corporation, one of our publicly held sister corporations that is an integrated producer of titanium metal products.

“Valhi” means Valhi, Inc., one of our publicly held parent corporations that is a diversified holding company with principal investments in NL and us.

“VHC” means Valhi Holding Company, one of our parent corporations.

ii

Kronos Worldwide, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2011 annual meeting of stockholders to be held on Thursday, May 12, 2011, and at any adjournment or postponement of the meeting.  We are furnishing our proxy materials to holders of our common stock as of the close of business on March 21, 2011.  We began distributing a notice of internet availability of our proxy materials on or about March 31, 2011 to the “street name” holders of our common stock (i.e. shares held in the name of a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary).  We will begin mailing our proxy materials to the record holders of our common stock (i.e. shares held directly and not through a broker or other nominee) on or about April 8, 2011.  The proxy materials include:

•	the accompanying notice of the 2011 annual meeting of stockholders;

•	this proxy statement;

•	our 2010 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	the proxy card (or voting instruction form if you are a street name holder).

We are furnishing our 2010 annual report to all of our stockholders entitled to vote at the 2011 annual meeting.  We are not incorporating the 2010 annual report into this proxy statement and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

Please refer to the Glossary of Terms on page ii for the definitions of certain terms used in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?

A:	At the annual meeting, stockholders will vote on the following, as described in this proxy statement:

•	Proposal 1 – the election of seven director nominees named in this proxy statement;
•	Proposal 2 – the adoption of an amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000);
•	Proposal 3 – the adoption of a nonbinding advisory resolution that approves the executive compensation described in this proxy statement (Say-on-Pay); and
•	Proposal 4 – the adoption of a nonbinding advisory resolution that determines the preferred frequency stockholders will consider approving executive compensation (Say-When-on-Pay).

In addition, stockholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?

A:	The board of directors recommends that you vote FOR:

•	each of the nominees for director named in this proxy statement;

•	the approval and adoption of proposal 2 (an amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000);

•	the approval and adoption of proposal 3 (Say-on-Pay); and

•	as set forth in proposal 4 (Say-When-on-Pay), the approval of an annual Say-on-Pay, as compared to every other year or every three years.

Q:	Who is allowed to vote at the annual meeting?

A:
The board of directors has set the close of business on March 21, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 57,947,549 shares of our common stock were issued and outstanding.  Each share of our common stock entitles its holder to one vote.

Q:	If I hold my shares through a brokerage firm or other nominee, why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

A:
As we did last year, we are using the SEC notice and access rules to furnish proxy materials over the internet to our stockholders who hold our common stock through a brokerage firm or other nominee.  If you hold your shares through a brokerage firm or other nominee, you can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received.  The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2010 annual report to stockholders and a voting instruction form.  If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials on how to obtain the appropriate documents to vote in person at the meeting.

Q:	How do I vote if I am a stockholder of record?

A:
If you own shares of our common stock directly with our transfer agent, Computershare, rather than through a brokerage firm or other nominee, you are a stockholder of record.  As a stockholder of record, you may:

•	vote over the internet at www.investorvote.com/KRO;

•	vote by telephone using the voting procedures set forth on the proxy card;

•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided; or

•	vote in person at the annual meeting.

If you are a stockholder of record (and not a brokerage firm or other nominee) and execute a proxy card but do not indicate how you would like your shares voted for one or more of the director nominees named in this proxy statement or the other proposals described in this proxy statement, the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the meeting.

Q:	How do I vote if my shares are held by a brokerage firm or other nominee?

A:
If your shares are held by a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided in the materials you receive from your brokerage firm or other nominee.  Under the applicable rules of the NYSE, brokerage firms or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or any of the other proposals in this proxy statement in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or on each of the other three proposals in this proxy statement, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on any uninstructed proposal and your vote will be counted as a “broker/nominee non-vote.”  “Broker/nominee non-votes” are shares that are held with a brokerage firm or other nominee for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter in the absence of instructions from the beneficial holder.  A broker/nominee non-vote regarding a particular director nominee or with respect to proposal 3 (Say-When-on-Pay) will not be counted as a vote cast and, therefore, will not affect the election of such director nominee of the approval of proposal 3.  A broker/nominee non-vote with respect to proposal 2 (an amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000) or proposal 3 (Say-on-Pay) will have the same effect as a vote against the adoption and approval of such proposal.

Q:	Who will count the votes?

A:
The board of directors has appointed Computershare, our transfer agent and registrar, to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:	Is my vote confidential?

A:	Yes. All proxy cards, ballots or voting instructions delivered to Computershare will be kept confidential in accordance with our bylaws.

Q:	How do I change or revoke my proxy instructions if I am a stockholder of record?

A:	If you are a stockholder of record, you may change or revoke your proxy instructions in any of the following ways:

•	delivering to Computershare a written revocation;

•	submitting another proxy card bearing a later date;

•	changing your vote on www.investorvote.com/KRO;

•	using the telephone voting procedures set forth on the proxy card; or

•	voting in person at the annual meeting.

Q:	How do I change or revoke my voting instructions if my shares are held by a brokerage firm or other nominee?

A:
If your shares are held by a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:	What constitutes a quorum?

A:
A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.  Votes withheld from a director nominee and broker/nominee non-votes will be counted as being in attendance at the meeting for purposes of determining whether a quorum is present.

Together, Valhi and NL own approximately 80.4% of the outstanding shares of our common stock.  Valhi and NL have each indicated its intention to have its shares of our common stock represented at the meeting.  If Valhi alone attends the meeting in person or by proxy, the meeting will have a quorum present.

Q:	Assuming a quorum is present, what vote is required to elect a director nominee?

A:
A plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive a plurality of affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

Together, Valhi and NL own approximately 80.4% of the outstanding shares of our common stock.  Valhi and NL have each indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If Valhi alone attends the meeting in person or by proxy and votes as indicated, the stockholders will elect all of the nominees named in this proxy statement to the board of directors.

Q:
Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (an amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000)?

A:
The proposed amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000 requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock to approve the proposed amendment to our certificate of incorporation.  Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

As already mentioned, Valhi and NL together own approximately 80.4% of the outstanding shares of our common stock.  Valhi and NL have each indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this proposal.  If Valhi alone attends the meeting in person or by proxy and votes as indicated, the stockholders will approve this proposal.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 3 (Say-on-Pay)?

A:
The proposed stockholder resolution contained in this proposal provides that the affirmative nonbinding advisory vote of the majority of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.

As already mentioned, Valhi and NL together own approximately 80.4% of the outstanding shares of our common stock.  Valhi and NL have each indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If Valhi alone attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve this proposal.

Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 4 (Say-When-on-Pay)?

A:
Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote under our certificate of incorporation, our bylaws or Delaware law to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on the proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine the preferred frequency of future Say-on-Pay proposals, subject to the right of our board of directors to decide that it is in the best interests of us and our stockholders to hold a nonbinding advisory vote more or less frequently than the option our stockholders choose by a plurality of the affirmative votes.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting to approve the preferred frequency of future Say-on-Pay proposals, a vote against, an abstention or a broker/nominee non-vote on this proposal will have no affect on the outcome of this proposal.

As already mentioned, Valhi and NL together own approximately 80.4% of the outstanding shares of our common stock.  Valhi and NL have each indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR an annual nonbinding advisory vote on our named executive officer compensation.  If Valhi alone attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve an annual nonbinding advisory vote on our named executive officer compensation.

Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?

A:
Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of a majority of the outstanding shares represented and entitled to vote at the meeting.  Broker/nominee non-votes will not be counted as votes for or against any such other matter.

Q:	Who will pay for the cost of soliciting the proxies?

A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

CONTROLLING STOCKHOLDERS

Valhi and NL are the direct holders of 50.0% and 30.4%, respectively, of the outstanding shares of our common stock as of the record date.  Together, Valhi and NL own approximately 80.4% of the outstanding shares of our common stock.  Valhi is the direct holder of 83.0% of the outstanding shares of NL common stock.  Valhi and NL have each indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement, FOR proposals 2 (an amendment to our certificate of incorporation to, among other things, increase our authorized shares of common stock to 240,000,000) and 3 (Say-on-Pay) and, with respect to proposal 4, approve an annual Say-on-Pay (Say-When-on-Pay), as compared to every other year or every three years.  If Valhi alone attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all of the nominees named in this proxy statement to the board of directors, will approve each of proposals 2 and 3 and, with respect to proposal 4, approve an annual Say-on-Pay.

SECURITY OWNERSHIP

Ownership of Kronos Worldwide.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each director, each named executive officer and all of our directors and executive officers as a group.  See footnote 4 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	Kronos Worldwide Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)

Harold C. Simmons (3)	258,720	(4)	*
Valhi, Inc. (3)	28,995,021	(4)	50.0%
NL Industries, Inc (3)	17,609,635	(4)	30.4%
TIMET Finance Management Company (3)	86,667	(4)	*
Annette C. Simmons (3)	54,856	(4)	*
Contran Corporation (3)	2,686	(4)	*
	47,007,585	(4)	81.1%
Keith R. Coogan	4,500		*
Cecil H. Moore, Jr.	5,012	(4)	*
George E. Poston	6,000		*
Glenn R. Simmons	6,881	(4)	*
R. Gerald Turner	5,648		*
Steven L. Watson	20,126	(4)	*
Douglas C. Weaver	-0-		-0-
Ulfert Fiand	-0-		-0-
Gregory M. Swalwell	-0-		-0-
All our directors and executive officers as a group (16 persons)	47,058,941	(4)	81.2%

*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 57,947,549 shares of our common stock outstanding as of the record date.

(3)
The business address of Valhi, NL, Contran and Harold C. and Annette C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of TFMC is 1007 Orange Street, Suite 1400, Wilmington, Delaware  19801.

(4)	Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of NL common stock:

Valhi	83.0%
Harold C. Simmons	2.2%
Annette C. Simmons	0.6%
TFMC	0.5%
Kronos Worldwide	Less than 0.1%

TIMET is the direct holder of 100% of the outstanding shares of TFMC common stock.

Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of TIMET common stock:

VHC	23.2%
Annette C. Simmons	12.1%
CMRT	8.6%
Harold C. Simmons	3.1%
Contran	2.0%
Kronos Worldwide	1.8%
NL	0.8%
Valhi	0.5%
Foundation	Less than 0.1%
Grandchildren’s Trust	Less than 0.1%

NL’s percentage ownership of TIMET common stock includes approximately 0.3% directly held by a subsidiary of NL.

Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of Valhi common stock:

VHC	92.4%
TFMC	1.3%
Foundation	0.9%
Contran	0.3%
Harold C. Simmons	0.3%
Annette C. Simmons	0.2%
CMRT	0.1%
Grandchildren’s Trust	Less than 0.1%

Contran’s percentage ownership of Valhi common stock includes approximately 0.3% directly held by the CDCT.

Dixie Rice is the direct holder of 100% of the outstanding shares of common stock of VHC.  Contran is the beneficial holder of 100% of the outstanding shares of common stock of Dixie Rice.

Substantially all of Contran’s outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons.  As sole trustee of these trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by these trusts.  Mr. Simmons, however, disclaims beneficial ownership of any Contran shares these trusts hold.

The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C. Simmons is the chairman of the board of the Foundation.

U.S. Bank National Association serves as the trustee of the CDCT.  Contran established the CDCT as an irrevocable “rabbi trust” to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons.  If the CDCT assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due.  Pursuant to the terms of the CDCT, Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

Contran sponsors the CMRT to permit the collective investment by master trusts that maintain assets of certain employee defined benefit plans Contran and related entities adopt.  Harold C. Simmons is the sole trustee of this trust and a member of the investment committee for this trust.  Contran selects the trustee and members of this trust’s investment committee.  Certain of our executive officers and Glenn R. Simmons are participants in one or more of the employee defined benefit plans that invest through this trust.  Each of such persons disclaims beneficial ownership of any of the shares this trust holds, except to the extent of his or her individual vested beneficial interest, if any, in the plan assets this trust holds.

Harold C. Simmons is the chairman of the board of each of us, TIMET, Valhi, VHC, Dixie Rice and Contran and chairman of the board and chief executive officer of NL.

By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities.  However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CDCT or the CMRT.  Mr. Simmons disclaims beneficial ownership of all shares of our common stock beneficially owned, directly or indirectly, by Valhi, NL or TFMC.  He also disclaims beneficial ownership of all shares of our common stock that Contran holds directly.

All of our directors or executive officers who are also directors or executive officers of Valhi, NL, TFMC, Contran or their affiliated entities disclaim beneficial ownership of the shares of our common stock that such entities directly or indirectly hold.

Annette C. Simmons is the wife of Harold C. Simmons.  Mrs. Simmons declaims beneficial ownership of all shares that she does not own directly.  Mr. Simmons may be deemed to share indirect beneficial ownership of her shares.  He disclaims all such beneficial ownership.

The Grandchildren’s Trust is a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons.  Mr. Simmons, as co-trustee of this trust, has the power to vote and direct the disposition of the shares this trust directly holds.  Mr. Simmons disclaims beneficial ownership of any shares that this trust holds.

NL, one of its subsidiaries and we directly hold 3,604,790, 1,186,200 and 226,788 shares of Valhi common stock, respectively.  Since NL and we are majority owned subsidiaries of Valhi and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that NL, its subsidiary and we hold as treasury stock for voting purposes.  For the purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the record date in this proxy statement, such shares are not deemed outstanding.

Contran is the sole owner of Valhi’s 6% series A preferred stock and a trust related to Harold C. Simmons is the sole owner of VHC’s 2% convertible preferred stock.  Messrs. Harold and Glenn Simmons and Watson each hold of record one director qualifying share of Dixie Rice.

NL has pledged 1,747,172 shares of our common stock as security.  VHC has pledged 8,577,160 shares of Valhi common stock as security and 12,878,081 shares of TIMET common stock as security.  Contran has pledged 864 shares of Valhi’s 6% series A preferred stock as security.

Shares owned by Contran or its related entities or their executive officers or directors may be held in margin accounts at brokerage firms.  Under the terms of the margin account agreements, stocks and other assets held in these accounts may be pledged to secure margin obligations under these accounts.  Harold C. Simmons holds 157,433 shares of our common stock, 474,009 shares of NL common stock, 2,706,219 shares of TIMET common stock and 13,000 shares of Valhi common stock in a margin account at a brokerage firm.  Annette C. Simmons holds all of her 292,225 shares of NL common stock and 219,796 shares of Valhi common stock in a margin account at a brokerage firm.  The Grandchildren’s Trust holds all of its 15,432 shares of TIMET common stock and 31,800 shares of Valhi common stock in a margin account at a brokerage firm.

The business address of Contran, the CMRT, the Foundation, NL, TIMET and VHC is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana  70542.

We understand that Contran and related entities may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.

Ownership of Related Companies.  Some of our directors and executive officers own equity securities of several companies related to us.

Ownership of NL and Valhi.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of NL and Valhi common stock held by each of our directors, each named executive officer and all of our directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

	NL Common Stock			Valhi Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Harold C. Simmons	1,051,054	(4)	2.2%	373,716	(4)	*
Valhi, Inc.	40,387,531	(4)	83.0%	n/a		n/a
TIMET Finance Management Company.	222,100	(4)	*	1,442,428	(4)	1.3%
Valhi Holding Company	-0-	(4)	-0-	104,813,316	(4)	92.4%
Contran Corporation	-0-	(4)	-0-	381,847	(4)(5)	*
Kronos Worldwide	2,000	(4)	*	n/a	(3)	n/a
Harold Simmons Foundation, Inc	-0-	(4)	-0-	1,006,500	(4)	*
The Combined Master Retirement Trust	-0-	(4)	-0-	115,000	(4)	*
Annette C. Simmons	292,225	(4)	*	219,796	(4)	*
Annette Simmons Grandchildren’s Trust	-0-	(4)	-0-	31,800	(4)	*
	41,954,910		86.2%	108,384,403		95.6%

Keith R. Coogan.	-0-		-0-	-0-		-0-
Cecil H. Moore, Jr.	6,500		*	-0-		-0-
George E. Poston	-0-		-0-	-0-		-0-
Glenn R. Simmons	4,500	(4)	*	30,078	(4)(6)	*
R. Gerald Turner	1,035		*	2,030		*
Steven L. Watson	14,500	(4)	*	28,246	(4)	*
Ulfert Fiand	-0-		-0-	-0-		-0-
Douglas C. Weaver	4,000		*	-0-		-0-
Gregory M. Swalwell	-0-		-0-	1,166		*
All our directors and executive officers as a group (16 persons)	41,986,645	(4)	86.3%	108,445,923	(4)(5)(6)	95.6%
——————————
*           Less than 1%.

(1)	Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 48,656,884 shares of NL common stock outstanding as of the record date.

(3)
The percentages are based on 113,384,167 shares of Valhi common stock outstanding as of the record date.  For purposes of calculating the outstanding shares of Valhi common stock as of the record date, 3,604,790, 1,186,200 shares and 226,788 shares of Valhi common stock held by NL, its a wholly owned subsidiary and us, respectively, are treated as treasury stock for voting purposes and for purposes of this statement are excluded from the amount of Valhi common stock outstanding.

(4)
See footnote 4 to the Ownership of Kronos Worldwide Table above for a description of certain relationships among the individuals, entities or groups appearing in this table.  All our directors or executive officers who are also directors or executive officers of Contran, the Foundation, us, TFMC, Valhi, VHC or their affiliated entities disclaim beneficial ownership of the shares of NL or Valhi common stock that such entities directly or indirectly own.

Other than the securities he holds directly, Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly or indirectly owns.

See footnote 4 to the Ownership of Kronos Worldwide Table for additional disclosure regarding pledged shares and shares held in margin accounts.

(5)
Includes 366,847 shares of Valhi common stock that the CDCT holds directly.  Contran retains the power to vote the shares held by the CDCT, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

(6)
The shares of Valhi common stock shown as beneficially owned by Glenn R. Simmons include 1,500 shares his wife holds and 1,100 shares she holds in her retirement account, with respect to all of which shares he disclaims beneficial ownership.

PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders.  The board of directors has currently set the number of directors at seven and recommends the seven director nominees named in this proxy statement for election at our 2011 annual stockholder meeting.  The directors elected at the meeting will hold office until our 2012 annual stockholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.

All of the nominees are currently members of our board of directors whose terms will expire at the 2011 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

Nominees for Director.  All of our nominees have extensive senior management and policy-making experience.  Each of the nominees has served on our board of directors for at least six years and is knowledgeable about our business.  Each of our independent directors is financially literate.  The board of directors considered each nominee’s specific business experiences described in the biographical information provided below in determining whether to nominate him for election as a director.

Keith R. Coogan, age 58, has served on our board of directors since 2004.  Since November 2010, Mr. Coogan has been a director of Softchoice Corporation, a publicly held Canadian corporation that is a business-to-business direct marketer in North America of technology products and solutions.  From 2007 to 2009, Mr. Coogan served as president and chief executive officer of Pomeroy IT Solutions, Inc., an information technology services and solutions provider.  From 2002 to 2006, Mr. Coogan served as chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that Level 3 Communications, Inc. sold to Insight Enterprises Inc. in 2006.  From 1991 to 2002, Software Spectrum was a publicly held corporation.  From 1990 to 2002, he served in various other executive officer positions with Software Spectrum, including vice president of finance and operations and chief operating officer.  He also has served as a director of TIMET since prior to 2006 and is a member of TIMET’s audit committee, management development and compensation committee and nominations committee.  Mr. Coogan was a director of Software Spectrum from 1998 to 2006, Pomeroy from 2007 to 2009, CompX from 2002 to 2006 and Keystone from 2003 to 2005.  Mr. Coogan is a member of our audit committee and our management development and compensation committee.

Mr. Coogan has over six years of experience on our board of directors and audit committee and four years of experience on our management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting experience from other publicly and privately held entities for which he currently serves or formerly served.

Cecil H. Moore, Jr., age 71, has served on our board of directors since 2003.  Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the public accounting firm.  Among other positions, he served as managing partner of the firm’s Dallas, Texas office from 1990 to 1999.  Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm’s Dallas, Texas office for 12 years.  From 2003 until 2009, Mr. Moore served as a director and chairman of the audit committee of Perot Systems Corporation, a worldwide provider of information technology services and business solutions.  Perot Systems became privately held upon its acquisition by Dell, Inc. in 2009.  Since prior to 2006, he has served as a director and on the audit committee of NL.  He is the chairman of our audit committee.

Mr. Moore has over seven years of experience on our board of directors and audit committee.  He also has senior executive, operating, corporate governance, finance, financial accounting and auditing experience from one of the largest independent international public accounting firms and from other publicly held entities for which he currently serves or formerly served.

George E. Poston, age 75, has served on our board of directors since 2003.  He has been president of Poston Real Estate Co., a privately held commercial real estate investment company, and president of Poston Capital Co., a privately held investment company, since 1970.  Mr. Poston is a member of our audit committee and management development and compensation committee.

Mr. Poston has over seven years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from privately held real estate and investment companies.

Glenn R. Simmons, age 83, has served on our board of directors since 2003.  Since prior to 2006, Mr. Simmons has been vice chairman of the board of Contran and Valhi and chairman of the board of CompX and Keystone.  He also has served on the board of directors of NL and TIMET since prior to 2006.  In 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws and emerged from the bankruptcy proceedings in 2005.  Mr. Simmons has been an executive officer or director of various companies related to Contran and Valhi since 1969.  He is a brother of Harold C. Simmons.

Mr. Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

Harold C. Simmons, age 79, has served as our chairman of the board since 2003.  He served as our chief executive officer from 2003 to 2009.  Since prior to 2006, Mr. Simmons has served as chairman of the board and chief executive officer of NL and chairman of the board of Contran and Valhi.  He also has served as chairman of the board of TIMET since prior to 2006 and chief executive officer of TIMET from 2006 and prior years.  Mr. Simmons has been an executive officer or director of various companies related to Contran and Valhi since 1961.  He is a brother of Glenn R. Simmons.

Mr. Simmons has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

Dr. R. Gerald Turner, age 65, has served on our board of directors since 2003.  He has served since 1995 as president of Southern Methodist University in Dallas, Texas.  He held previous executive and administrative positions at the University of Mississippi, the University of Oklahoma and Pepperdine University.  He has served on the board of directors of J.C. Penney Company, Inc. since 1995 and since 2001 as a trustee of the American Beacon Funds, American Beacon Master Trust, American Beacon Mileage Funds and American Beacon Select Funds, each a registered management investment company.  Dr. Turner is a member of our audit committee and chairman of our management development and compensation committee.

Dr. Turner has over seven years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a large, non-profit, private educational institution for which he currently serves and from other publicly held entities for which he currently serves or formerly served.

Steven L. Watson, age 60, has served as our chief executive officer since 2009, our vice chairman of the board since 2004 and on our board of directors since 2003.  Since prior to 2006, Mr. Watson has been president and a director of Contran and president, chief executive officer and a director of Valhi.  He has also served as TIMET’s vice chairman of the board since prior to 2006 and its chief executive officer from 2006 to 2009.  Mr. Watson has served as a director of CompX, Keystone and NL since prior to 2006.  Mr. Watson has served as an executive officer or director of various companies related to Contran and Valhi since 1980.

Mr. Watson has a long and extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with us for which he currently serves or formerly served.

EXECUTIVE OFFICERS

Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Harold C. Simmons and Steven L. Watson is set forth under the Nominees for Director subsection above.

Name	Age	Position(s)
Harold C. Simmons	79	Chairman of the Board
Steven L. Watson	60	Vice Chairman of the Board and Chief Executive Officer
Douglas C. Weaver	69	Chairman of the Executive Management Committee
Ulfert Fiand	62	Vice Chairman of the Executive Management Committee and Chief Technology Officer
H. Joseph Maas	59	President, Sales and Marketing
Klemens Schlüter	55	President, Manufacturing
Robert D. Graham	55	Executive Vice President and General Counsel
Gregory M. Swalwell	54	Executive Vice President and Chief Financial Officer
Tim C. Hafer	49	Vice President and Controller
Kelly D. Luttmer.	47	Vice President and Tax Director
John A. St. Wrba.	54	Vice President and Treasurer

Douglas C. Weaver has served as the chairman of our executive management committee that assists our chief executive officer in managing our operations since 2009 and has served as our senior vice president, development since 2003.  Mr. Weaver served as our vice president, development from 1998 to 2003.  Prior to that, Mr. Weaver served in various manufacturing, engineering and planning capacities with NL since joining NL in 1973.

Dr. Ulfert Fiand has served as vice chairman of our executive management committee that assists our chief executive officer in managing our operations and as our chief technology officer since 2009.  He previously served as our president, manufacturing and technology since 2004 and our senior vice president, manufacturing and technology in 2004 and prior years.  Since 2009, he has served as chief technology officer of KII and from prior to 2004 to 2009 he served as its president, manufacturing and technology.  Dr. Fiand joined KII in 1988, and previously served as group leader and director of chloride process technology, director of process technology and vice president of production & process technology.

Robert D. Graham has served as our executive vice president and general counsel since 2009 and our vice president and general counsel from 2003 to 2009.  He also has served as NL’s vice president and general counsel since prior to 2006, TIMET’s executive vice president since 2006 and its vice president from 2004 to 2006 and executive vice president of CompX since May 2010.  He has served as vice president of Contran and Valhi since 2002.

Gregory M. Swalwell has served as our executive vice president and chief financial officer since 2009 and our vice president and chief financial officer from 2004 to 2009.  Since prior to 2006, he also has served as vice president, finance and chief financial officer of NL, vice president of TIMET and vice president and controller of Contran and Valhi.  Mr. Swalwell has served in accounting and financial positions with various companies related to Contran and Valhi since 1988.

H. Joseph Maas has served as our president, sales and marketing since 2004 and served as our senior vice president, sales and marketing from 2003 to 2004.  From 1985 to 2003, Mr. Maas served as our director of marketing and later as our vice president of marketing.  From 1978 to 2003, Mr. Maas held several positions in commercial development, marketing and planning for various divisions of NL (Rheox and Spencer Kellogg).

Klemens Schlüter has served as our president, manufacturing since 2009.  Since 2009, he has served as president, manufacturing of KII and from prior to 2004 to 2009 he served as its vice president-manufacturing.  Mr. Schlüter has served in various engineering positions of increasing responsibility with KII.  He joined KII in 1996 as director of corporate engineering.

Tim C. Hafer has served as our vice president and controller since 2006 and our director – finance and control from 2003 to 2006.  He also served as NL’s vice president and controller since 2006 and its director – finance and control from 2003 to 2006.  Mr. Hafer has served in financial accounting positions with various companies related to Contran and Valhi since 1999.

Kelly D. Luttmer has served as our vice president and tax director since 2004.  She also has served as vice president and tax director of CompX, Contran, NL and Valhi since prior to 2006, vice president and tax director of TIMET since 2006 and vice president and tax director of Keystone since May 2010.  Ms. Luttmer has served in tax accounting positions with various companies related to Contran and Valhi since 1989.

John A. St. Wrba has served as our vice president and treasurer since prior to 2006.  Since prior to 2006, he also served as vice president and treasurer of Contran and NL.  Mr. St. Wrba has also served as vice president and treasurer of TIMET since 2006 and Valhi since prior to 2006.

CORPORATE GOVERNANCE

Controlled Company Status, Director Independence and Committees.  Because of Valhi’s direct and indirect ownership of approximately 80.4% of our common stock, we are considered a controlled company under the listing standards of the NYSE.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees.  We have chosen not to have an independent nominations or corporate governance committee or charters for these committees.  Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Keith R. Coogan, Cecil H. Moore, Jr., George E. Poston and R. Gerald Turner are independent and have no material relationship with us other than serving as our directors.  While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE listing standards for a compensation committee.

In determining that Dr. Turner has no material relationship with us other than serving as our director, the board of directors considered the following relationship:

•	in 2007, Harold C. and Annette C. Simmons made a commitment to donate $20 million to Southern Methodist University, of which Dr. Turner is the president;

•	pursuant to the commitment they contributed, or caused to be contributed, approximately $7.7 million in each of 2008 and 2009 and $5.0 million in 2010;

•	$7.7 million is less than 1.4% of SMU’s consolidated gross revenues and 1.7% of SMU’s consolidated gross revenues net of scholarship allowances for its most recently completed fiscal year.

2010 Meetings and Standing Committees of the Board of Directors.  The board of directors held four meetings and took action by written consent on one occasion in 2010.  Each director participated in at least 75% of such meetings and of the 2010 meetings of the committees on which he served at the time.  It is expected that each director will attend our annual meeting of stockholders, which is held immediately before the annual meeting of the board of directors.  All of our directors attended our 2010 annual stockholder meeting.

The board of directors has established and delegated authority to two standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting.  The board of directors from time to time may establish other committees to assist it in the discharge of its responsibilities.

Audit Committee.  Our audit committee assists with the board of directors’ oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the NYSE listing standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has determined that:

•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and

•	Mr. Cecil H. Moore, Jr. is an “audit committee financial expert.”

No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Cecil H. Moore, Jr. (chairman), Keith R. Coogan, George E. Poston and R. Gerald Turner.  Our audit committee held six meetings in 2010.

Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:

•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to our ISA with Contran;

•	to review certain matters regarding our employee benefit plans or programs, including discretionary incentive bonuses and salaries we pay;

•	to review, approve, administer and grant awards under our equity compensation plan; and

•	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  In certain instances under our 2003 Long-Term Incentive Plan, a plan allowing for grants of cash or equity performance awards, the management development and compensation committee may delegate its authority to administer this plan to certain individuals, which delegation authority the committee has not utilized.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are R. Gerald Turner (chairman), Keith R. Coogan and George E. Poston.  Our management development and compensation committee held one meeting in 2010.

Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board’s oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management’s reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and on our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management’s assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.

Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:

•	our board of directors has no specific minimum qualifications for director nominees;

•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our operations and future.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee’s ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider the diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees do possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE listing standards.

Leadership Structure of the Board of Directors and Independent Director Meetings.  As discussed before, Harold C. Simmons serves as our chairman of the board and Steven L. Watson serves as our chief executive officer.  Pursuant to our amended and restated corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.  The board of directors believes its leadership structure is appropriate because the board recognizes that while there is no single organizational structure that is ideal in all circumstances, the board believes that having different individuals serve as our chairman of the board and as our chief executive officer provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Harold C. Simmons personally and indirectly through related entities holds a majority of our outstanding stock, his service as our chairman of the board is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term stockholder value for all of our stockholders.  In 2010, we complied with the NYSE requirements for meetings of our independent directors.

Stockholder Proposals and Director Nominations for the 2012 Annual Meeting of Stockholders.  Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 2, 2011 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2012.  Our bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.

The board of directors will consider the director nominee recommendations of our stockholders in accordance with the process discussed above.  Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.

For proposals or director nominations to be brought at the 2012 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 15, 2012.  Proposals and nominations should be addressed to our corporate secretary at Kronos Worldwide, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.

Communications with Directors.  Stockholders and other interested parties who wish to communicate with the board of directors or its independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Kronos Worldwide Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our independent director meetings.

Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  As discussed above, for 2010 the management development and compensation committee was composed of R. Gerald Turner, Keith R. Coogan and George E. Poston.  No member of the committee:

•	was an officer or employee of ours during 2010 or any prior year;

•	had any related party relationships with us that requires disclosure under applicable SEC rules; or

•	had any interlock relationships under applicable SEC rules.

For 2010, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, our chairman of the board and vice chairman of the board are on the board of directors of Contran and Contran employs each of them and Glenn R. Simmons, who each serve as one of our directors.

Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.

Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman presides at all meetings of the independent directors.

Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.kronosww.com under the corporate governance section.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

AND OTHER INFORMATION

Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  We employed two of our named executive officers in each of the last three years.  The rest of our named executive officers who provided their services to us in the last three years under our ISA with Contran were employed and compensated directly by Contran.  As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase “named executive officers” refers to the five persons whose compensation is summarized in the 2010 Summary Compensation Table in this proxy statement.  Such phrase is not intended, and does not, refer to all of our executive officers.

Compensation of our Named Executive Officers Employed by Us.  In each of the last three years, we employed the following named executive officers:

Name	Position(s)

Douglas C. Weaver	Chairman of the Executive Management Committee
Ulfert Fiand	Vice Chairman of the Executive Management Committee and Chief Technology Officer

Overview.  Prior to 2008, we decided to forego long-term compensation (other than defined benefit and contribution retirement plans), and implemented a compensation program that is primarily cash-based, with minimal perquisites.  Our objectives for the primarily cash-based compensation program as it relates to our named executive officers employed by us are to:

•	have a total individual compensation package that is easy to understand; and

•
achieve a balanced compensation package that would attract and retain highly qualified executive officers and appropriately reflect each such officer’s individual performance, contributions and general market value.

As a result, annual compensation for our named executive officers employed by us primarily consists of base salaries and bonuses.

As previously disclosed, for 2008, we paid segment profit bonuses to our key employees, including our employed named executive officers, based on our achieving annual predetermined levels of segment profit.  Given the market and economic conditions that confronted us for 2009 and upon management’s recommendation, our management development and compensation committee determined that segment profit bonuses for 2009 would not be appropriate and directed management to evaluate all relevant factors in determining whether or not to pay discretionary incentive bonuses for 2009 to our key employees.  As a result of its evaluation of all relevant factors, management paid discretionary bonuses for 2009 to our key employees, including our employed named executive officers.  In the first quarter of 2010, management decided to continue with discretionary bonuses for 2010 for our key employees, including our employed named executive officers, using the same procedures as in 2009.  In addition, if we pay any bonuses for 2011 to our employed named executive officers, they will also be determined on a similar discretionary basis as the last two years.

Prior to the payment of any discretionary bonuses to our key employees, including our employed named executive officers, our management development and compensation committee receives a report from management regarding it plans for such bonus payments.

For each of the last three years for compensation not based upon achieving certain predetermined levels of segment profit, we considered our financial performance as one factor, without any specific weighing of this factor, in determining the compensation to be paid to our named executive officers employed by us.  We determined the amount of each component of such compensation solely in our collective business judgment and experience, without performing any independent market research.  We have not entered into any written employment agreements with our employed named executive officers other than for Dr. Fiand.  Pursuant to European law, we provide all our employees in Europe, including Dr. Fiand, with written documentation of the essential aspects of their employment relationship with us including their base compensation, notice periods and pension program.

Base Salaries.  We have established the annual base salaries for our employed named executive officers on a position-by-position basis based on responsibility and experience.  We pay this portion of each of our employed named executive officer’s compensation to provide him with a reliable amount of compensation for the year, subject to his continued at-will employment and satisfactory performance for his services at the level of his responsibilities.  Based on the recommendation of our chief financial officer, our chief executive officer approved any annual adjustments to the salaries of our employed named executive officers.  These salary adjustments were subsequently reported to our management development and compensation committee.  All of these recommendations and the determinations are based on:

•
our evaluations of the past year annual base-salary amounts with adjustments made as a result of our past and expected future financial performance, inflation, past and potential future individual performance and contributions or alternative career opportunities that might be available to our named executive officers employed by us, although we do not have any specific formula for applying these factors; and

•	our collective business judgment and experience, without performing any independent market research.

In the first quarter of 2009, we instituted a general salary freeze for certain of our employees, including all of our named executive officers employed by us.  The salary freeze was subject to certain exceptions such as, among other things, requirements of local law and union agreements or promotions or realignments of responsibilities.  In this regard, in the fourth quarter of 2009 our chief executive officer approved an increase in Mr. Weaver’s salary due to a significant increase in his responsibilities.  Salary increases implemented in 2010, including those for our employed named executive officers, reflected the factors indicated above as well as the increase in Mr. Weaver’s responsibilities.

We did not utilize any specific measure of, or formula based upon, our financial performance in determining the amount of these increases.  We do consider our financial performance as one factor, without any specific weighting of this factor, in determining these increases.  These salaries for our named executive officers employed by us are disclosed in their salary column in the 2010 Summary Compensation Table in this proxy statement.

Discretionary Incentive Bonuses for the Last Two Years.  As discussed, given the market and economic conditions that confronted us for 2009 and upon management’s recommendation, our management development and compensation committee determined that establishing target levels of segment profit for segment profit bonuses for 2009 would not be appropriate.  As also recommended by management, the committee authorized management in the first quarter of 2010 to:

•
evaluate all relevant factors at that time, such as our actual results achieved for 2009 and financial condition and liquidity and the level of performance of our key employees, including our employed named executive officers;

•	determine whether or not it would be appropriate to pay discretionary incentive bonuses for 2009 and if so in what amounts; and

•	pay such discretionary incentive bonuses in the amounts management determines to be appropriate, if any.

In the first quarter of 2010, management decided to continue with discretionary bonuses for 2010 for our key employees, including our employed named executive officers, using the same procedures as in 2009.  In addition, if we pay any bonuses for 2011 to our employed named executive officers, they will also be determined on a similar discretionary basis as the last two years.

For each of the last two years, after considering all relevant factors, and based on the recommendation of our chief financial officer, our chief executive officer approved the payment of discretionary incentive bonuses in cash to our key employees, including each of our employed named executive officers.  We paid these bonuses in order to, among other things, reward each key employee for his performance for the applicable year and motivate him to achieve higher levels of performance in attaining our corporate goals.  In considering whether it would be appropriate to pay discretionary incentive bonuses for the applicable year, and in what amounts, our chief executive officer performed a discretionary evaluation of all relevant factors, such as our actual results achieved in that year, our financial condition and liquidity and the responsibility, performance, attitude and potential of each of our key employees, including our employed named executive officers.

Prior to the payment of any discretionary bonuses to our key employees, including our employed named executive officers, our management development and compensation committee receives a report from management regarding it plans for such bonus payments.

In determining the amount of the discretionary incentive bonuses for each of the last two years paid to our employed named executive officers, we did not utilize any specific overall performance measures or any specific measure of, or formula based upon, our financial results.  As already discussed, however, we did consider our overall financial performance as one factor in determining to pay such bonuses.  Additionally, we used no specific weighting of factors in the determination of the applicable year’s discretionary incentive bonuses paid to our key employees, including our named executive officers employed by us.  These discretionary incentive bonuses for the last two years for our named executive officers employed by us are disclosed in their bonus column in the 2010 Summary Compensation Table in this proxy statement.

Segment Profit Bonuses for 2008.  For 2008, we paid segment profit bonuses to our key employees, including our employed named executive officers, to motivate them to achieve higher levels of performance in attaining our corporate goals and reward them for such performance.  The segment profit bonuses paid for 2008 under our Share-in-Performance Plan constituted a significant portion of the annual cash compensation for our employed named executive officers.  As discussed, such bonuses were based on our achieving annual predetermined levels of segment profit.  For purposes of this plan, segment profit was defined as income before taxes, interest expense and certain general corporate items.  The general corporate items excluded from segment profit included corporate expenses and interest income not attributable to our titanium dioxide operations.  We used segment profit to determine these bonuses because segment profit was how we assessed the performance of our titanium dioxide operations.

In the first quarter of 2008, our chief financial officer made recommendations to our board of directors regarding our business plan for the year after reviewing market conditions and our operations, competitive position, marketing opportunities and strategies for maximizing financial performance.  Our board of directors approved our business plan with such modifications as it deemed appropriate, if any.

For 2008 and based on the recommendations of our chief financial officer, our chief executive officer determined the three levels of segment profit that management recommended to our management development and compensation committee.  These three levels were a threshold, target and maximum.  Pursuant to the Share-in-Performance Plan, if segment profits fell below the minimum level (or a reduced level entitling the participant to a reduced minimum level bonus), we would not pay any segment profit bonus.  We paid target level bonuses if we achieved at, around or in excess of the target level but not the maximum level.  The maximum level bonus was paid only if we achieved segment profit at or above the maximum level.  The amount of segment profit we used to determine the amount of the segment profit bonuses paid was generally the amount of segment profit we reported for financial reporting purposes.  However, in its discretion, the committee could make adjustments to the amount of segment profit we reported for financial reporting purposes in order to determine the segment profit used for purposes of paying the segment profit bonuses.

For 2008, our management development and compensation committee approved in the first quarter of the year, based on management’s recommendation, the segment profit levels indicated in the table below.  In considering where to set the threshold and maximum levels, we considered the absolute dollar amount of the target level, the key assumptions inherent in the business plan and our expectations regarding the potential of achieving our business plan.  The key assumptions inherent in our business plan related to the level of our titanium dioxide selling prices and sales and production volumes, changes in our manufacturing costs and relative levels of foreign currency exchange rates.  We determined these ranges solely in our collective business judgment and experience, without applying any formulas, specific weighting of factors or performing any independent market research.  For 2008, we set the segment profit levels with an expectation that we would pay bonuses based on the target level.  The segment profit levels were then presented to our management development and compensation committee.  The committee considered the recommended levels and approved them.

Segment Profit Level
Year	Threshold	Target (a)	Maximum

2008	$40 million lower than the target level	Segment profit set by the 2008 business plan	$65 million higher than the target level

——————————
(a)
Based on management’s recommendation and in order to lessen the effect of certain uncontrollable events that might affect performance under the business plan, the committee also approved the payment of reduced target level bonuses if we were to achieve segment profit at 70% of the target level but not achieve the target level, each of which target level bonuses would be reduced by the pro rata amount by which the achieved segment profit was less than the target level:

In the first quarter of the 2009, we determined that the 2008 segment profit we achieved for purposes of determining segment profit bonuses was 80% of the target level, which was in excess of the 70% minimum of the target level that the committee had determined would entitle a participant to a prorated reduced target level bonus.  Therefore, the committee approved the payment of bonuses for 2008 at a level that approximated 80% of each target level bonus.

For 2008, the actual amount of the segment profit bonus paid to each participant as a percentage of his or her base salary was determined by using a pre-established payment matrix that did not change in 2008 from prior years.  The factors that determined the percentage in the payment matrix that was used to determine the bonus were:

•	the participant’s individual performance rating;

•	the participant’s responsibility and experience level; and

•	the segment profit achieved.

As already discussed, the resulting segment profit bonus amount for 2008 was reduced by the pro rata amount by which the achieved segment profit was less than the target level.  For 2008, our chief financial officer determined the performance rating of our employed named executive officers in the first quarter of the following year in consultation with their immediate supervisor.

As a function of the segment profit achieved for 2008 and the payment matrix, Dr. Fiand received the segment profit bonus set forth next to his name in the non-equity incentive plan compensation column of the 2010 Summary Compensation Table in this proxy statement.

Defined Benefit Plans.  Historically, we offered pension plan benefits to our employees, including our employed named executive officers.  However, to reduce our pension liabilities and promote retirement savings through defined contribution plans or as similar a plan as foreign jurisdictions may allow:

•	in 1996, we suspended all future accruals under our domestic pension plan and closed the plan to new participants; and

•	we closed participation in the Bayer Pensionskasse defined benefit pension plan to employees hired by our German operations on or after January 1, 2005.

Mr. Weaver participates in the domestic pension plan.  Dr. Fiand participates in the Bayer Pensionskasse and is the only employed named executive officer who participates in a pension plan that continues to accrue benefits on behalf of its participants.  The increase or decrease for financial statement reporting purposes in the actuarial present value of accumulated pension benefits under these plans for Dr. Fiand for each of the last three years and for Mr. Weaver for each of the last two years, is disclosed in their change in pension value and nonqualified deferred compensation earnings column in the 2010 Summary Compensation Table for the applicable year.

Historically, we offered non-qualified, unfunded, defined benefit supplemental retirement plans to our executive officers to compensate them for certain income restrictions that affected their participation level under our pension plans.  Prior to 2008, we terminated these supplemental retirement plans for our domestic employees.  Currently, Dr. Fiand is the only named executive officer that continues to accrue benefits under such a supplemental plan.  Dr. Fiand’s supplement defined benefit compensation is provided by the Supplemental Pension Promise and the Individual Pension Promise provided by our German operations.  The increase or decrease for financial statement reporting purposes in the actuarial present value of Dr. Fiand’s accumulated benefit under these supplemental plans for each of the last three years is disclosed in his change in pension value and nonqualified deferred compensation earnings column (or related footnote) in the 2010 Summary Compensation Table for the applicable year.

See the Pension Benefits section in this proxy statement for descriptions of each of these plans and additional information regarding Dr. Fiand’s and Mr. Weaver’s benefits under them.

Defined Contribution Plans.  To promote retirement savings for our employees, we pay annual contributions to our domestic employees, including one of our employed named executive officers, under our savings plan, which is a 401(k) defined contribution plan.  Through 2010, our annual contributions to this plan consist of three components:  matching contributions pursuant to the savings feature of the plan, retirement contributions and transition contributions.  We added the retirement and transition contribution features to the plan in 1996 when we terminated future accruals for our domestic employees under our defined benefit pension plan, as discussed above.

For 2008, the same segment profit levels approved by the management development and compensation committee with respect to the Share-in-Performance Plan determined the amount of the matching contribution we made to a participant’s account under our savings plan.  Beginning in 2009, the amount (if any) of the matching contribution was determined by our chief executive officer, after consultation with our chief financial officer, on a discretionary basis.  For 2009 and 2010, and based upon the recommendation of our chief financial officer, our chief executive officer approved the payment of a discretionary matching contribution to each participant’s account under our savings plan at 25% and 50%, respectively, of the  participant’s contributions for the plan year up to 8% of the participant’s annual eligible compensation as defined in the plan.  We considered our financial performance and the desire to motivate the participants to save for their retirement as two factors, without any specific weighting of any factors, in making this discretionary determination.  In each of the last two years, our management development and compensation committee received a general report from management on the matching contribution for the prior year we paid under our savings plan.  If we pay any discretionary matching contributions to the participants in our savings plan for 2011, the matching contributions will be determined on a similar discretionary basis as 2009 and 2010.

Through 2010, we also annually made:

•	retirement contributions to a participant’s account under the savings plan equal to 4% of the participant’s annual eligible compensation as defined in the plan; and

•	transition contributions for participants actively employed by us on April 1, 1996.

The transition contributions are a function of each participant’s compensation, age and years of service on April 1, 1996.  Each participant who receives the annual transition contributions has a different formula for determining the contribution.  The formula for Mr. Weaver is 4.0% of his annual eligible compensation as defined in the plan.  Beginning in 2011, we eliminated the retirement contributions to our defined contribution plan.

Mr. Weaver received all of these contributions for each of the last two years under the savings plan, which are included in his all other compensation column in the 2010 Summary Compensation Table in this proxy statement.

Equity-Based Compensation.  Prior to 2008, we decided to forego the grant of any equity compensation to our employees, although we continue to grant annual awards of stock to our directors as a portion of their annual retainers, including our chairman of the board and chief executive officer.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2011, other than the annual grants of stock to our directors.  See the Director Compensation and the 2010 Grant of Plan-Based Awards sections in this proxy statement for a discussion of these annual grants and the method by which the amount of such stock awards are determined.  The dollar amount of stock awards appearing in the 2010 Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of our common stock we granted to Messrs. Harold Simmons and Watson in each of the last three years for their director services.

Perquisites and Other Personal Benefits.  In each of the last three years, we paid certain perquisites or other personal benefits to our named executive officers employed by us.  For each of the last three years, we paid annual automobile expenses for Dr. Fiand and life insurance for our domestic named executive officers employed by us.  The cost of these perquisites and other personal benefits for each of our employed named executive officers is included in his all other compensation column of the 2010 Summary Compensation Table.

Compensation of our Named Executive Officers Employed by Contran.  For each of the last three years, we paid Contran a fee for services provided pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  Such services provided under this ISA included the services of our named executive officers employed by Contran, and as a result a portion of the aggregate ISA fee we pay to Contran is paid with respect to the services provided to us by such named executive officers.  Our current executive officers who provide services to us pursuant to our ISA with Contran are as follows:

Name	Positions with Kronos Worldwide

Harold C. Simmons	Chairman of the Board
Steven L. Watson	Vice Chairman of the Board and Chief Executive Officer
Robert D. Graham	Executive Vice President and General Counsel
Gregory M. Swalwell	Executive Vice President and Chief Financial Officer
Tim C. Hafer	Vice President and Controller
Kelly D. Luttmer	Vice President and Tax Director
John A. St. Wrba	Vice President and Treasurer

The nature of the duties of each of our executive officers who are employees of Contran is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Other than Mr. Hafer, each of these persons also serves as an executive officer of Contran.

The charge under this ISA reimburses Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid in each of the last three years under this ISA for a person who provided services to us represents, in management’s view, the reasonable equivalent of “compensation” for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2010 under this ISA.  Under the various ISAs among Contran and its subsidiaries, we share the cost of the employment of our named executive officers employed by Contran with Contran and certain of its other publicly and privately held subsidiaries.  For our named executive officers employed by Contran, the portion of the annual charge we paid for each of the last three years to Contran under this ISA attributable to each of their services is set forth in footnote 2 to the 2010 Summary Compensation Table in this proxy statement.  Footnote 2 also sets forth the cash fees we paid to each of Messrs. Simmons and Watson for their director services, and footnote 3 sets forth the stock compensation we paid to each of Messrs. Simmons and Watson for their director services.  The amount charged under the ISA and the cash director fees are not dependent upon our financial performance.  As discussed further below, the amount charged under the ISA is dependent upon Contran’s cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers employed by Contran) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  See the Director Compensation and the 2010 Grants of Plan-Based Awards sections in this proxy statement for a discussion of our director fees and the formulas by which they are determined.

We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.

In the early part of each year, Contran’s management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including certain of our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries, including us.  Contran’s management then allocates Contran’s cost of employing each of its employees among Contran and its various subsidiaries based on such estimated percentages.  Contran’s aggregate cost of employing each of its employees comprises:

•	the annualized base salary of such employee at the beginning of the year;

•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran’s portion of the social security and medicare taxes on such base salary and an estimated overhead factor (24% for 2010 as compared to 17% for each of 2009 and 2008) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

The overhead factor increased in 2010 as compared to 2009 and 2008 primarily as a result of increased defined benefit pension plan costs resulting principally from changes in the funded status of Contran’s defined benefit plan due to the negative overall impact of the global economic recession on the return on assets held by the plan.  Contran’s management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.

In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge.  Among other things during such presentation, the committee was informed of:

•	the quality of the services Contran provides to us, including the quality of the services certain of our executive officers provide to us;

•	the $1.0 million charge to us for the services of Harold C. Simmons as our chairman of the board;

•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran’s similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and

•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.

In determining whether to recommend that the board of directors approve the proposed ISA fee, the management development and compensation committee considers the three elements of Contran’s cost of employing the personnel who provide services to us, including the cost of employing certain of our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding that:

•
the cost to employ the additional personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

•	the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services.

In reaching its recommendation, our management development and compensation committee did not review:

•
any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers employed by Contran are expected to devote to us because:

o	each of our named executive officers employed by Contran provides services to many companies related to Contran, including Contran itself;

o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran’s cost of employing each of such named executive officers;

o	Contran and these other companies related to Contran absorb the remaining amount of Contran’s cost of employing each of such named executive officers; and

o
the members of our management development and compensation committee consider the other factors discussed above in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2010, with our other directors abstaining.

For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Contran has implemented a limit of $1.0 million on any individual’s charge to a publicly held company in order to enhance the deductibility by the company of the charge for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, if such section were to be deemed applicable.  Section 162(m) generally disallows a tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company’s chief executive officer and four other most highly compensated executive officers.  Because of this policy, the portion of the aggregate ISA fee we paid to Contran in each of the last three years that was attributable to the services of Harold C. Simmons was limited to such $1.0 million amount.

Deductibility of Compensation.  It is our general policy to structure the performance-based portion of the compensation of our executive officers, if any, in a manner that enhances our ability to deduct fully such compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee’s review and a discussion with management, the committee recommended to the board of directors that our compensation discussion and analysis be included in this proxy statement.

The following individuals, in the capacities indicated, hereby submit the foregoing report.

R. Gerald Turner Chairman of our Management Development and Compensation Committee	Keith R. Coogan Member of our Management Development and Compensation Committee	George E. Poston Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The 2010 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by our chief executive officer, chief financial officer and each of the three other most highly compensated individuals (in certain instances, based on ISA charges to us) who were our executive officers at December 31, 2010.  Messrs. Harold C. Simmons, Steven L. Watson and Gregory M. Swalwell were employees of Contran for the last three years and provided their services to us and our subsidiaries pursuant to our  ISA with Contran.  For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.

2010 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Non-Equity Incentive Plan Compensa-tion		Change in Pension Value and Nonquali-fied Deferred Compensa-tion Earnings		All Other Compen-sation		Total

Harold C. Simmons	2010	$1,024,000	(2)	$ -0-		$17,780	(3)	$ -0-		$ -0-		$ -0-		$1,041,780
Chairman of the Board	2009	1,023,000	(2)	-0-		11,880	(3)	-0-		-0-		-0-		1,034,880
	2008	1,022,000	(2)	-0-		11,985	(3)	-0-		-0-		-0-		1,033,985

Steven L. Watson	2010	1,016,500	(2)	-0-		17,780	(3)	-0-		-0-		-0-		1,034,280
Vice Chairman of the Board and	2009	693,000	(2)	-0-		11,880	(3)	-0-		-0-		-0-		704,880
Chief Executive Officer	2008	611,900	(2)	-0-		11,985	(3)	-0-		-0-		-0-		623,885

Douglas C. Weaver (4)	2010	468,750		425,000	(5)	-0-		-0-		56,380	(6)	34,769	(7)	984,899
Chairman of the Executive	2009	257,625		150,000	(5)	-0-		-0-		35,632	(6)	29,392	(7)	472,649
Management Committee

Ulfert Fiand (8)	2010	305,763		279,468	(5)	-0-		-0-		28,838	(10)	13,678	(11)	627,747
Vice Chairman of the Executive	2009	310,664		139,310	(5)	-0-		-0-		24,069	(10)	14,318	(11)	488,361
Management Committee and	2008	320,999		-0-		-0-		158,225	(9)	10,181	(10)	14,918	(11)	504,323
Chief Technology Officer

Gregory M. Swalwell	2010	252,000	(2)	-0-		-0-		-0-		-0-		-0-		252,000
Executive Vice President and	2009	272,400	(2)	-0-		-0-		-0-		-0-		-0-		272,400
Chief Financial Officer	2008	272,400	(2)	-0-		-0-		-0-		-0-		-0-		272,400

——————————
(1)	Certain non-applicable columns have been omitted from this table.

(2)
The amounts shown in the 2010 Summary Compensation Table as salary for each of these named executive officers include the portion of the fees we paid to Contran pursuant to our ISA with Contran with respect to the services such officer rendered to us and our subsidiaries.  The ISA charges disclosed for Contran employees who perform executive officer services to us and our subsidiaries are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement, and our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that the board of directors approve the aggregate proposed ISA fee with Contran.  The amount shown in the table as salary for Messrs. Simmons and Watson also includes director cash compensation we paid to each of them for each of the last three years.  The components of salary shown in the 2010 Summary Compensation Table for each of these named executive officers are as follows.

	2008		2009		2010

Harold C. Simmons
Contran ISA Fee	$1,000,000		$1,000,000		$ 1,000,000
Director Fees Earned or Paid in Cash	22,000		23,000		24,000
	$ 1,022,000		$ 1,023,000		$1,024,000

Steven L. Watson
Contran ISA Fee	$ 588,900	(a)	$ 670,000	(a)	$ 993,500	(a)
Director Fees Earned or Paid in Cash	23,000		23,000		23,000
	$ 611,900		$ 693,000		$1,016,500

Gregory M. Swalwell
Contran ISA Fee	$ 272,400	(a)	$ 272,400	(a)	$ 252,000	(a)
——————————

(a)	Includes amounts allocated to KII under the ISA between us and Contran.

(3)
Stock awards to these named executive officers in the last three years consisted of shares of our common stock we granted to Messrs. Simmons and Watson for their director services.  See the 2010 Grants of Plan-Based Awards Table below for more details regarding the 2010 grants.  The grants consisted of the following:

Shares of our Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of our Common Stock

1,000	May 13, 2010	$17.78	$17,780
1,500	May 14, 2009	$7.92	$11,880
500	May 15, 2008	$23.97	$11,985

These stock awards were valued at the closing price of a share of our common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)	2009 was Mr. Weaver’s first year as a named executive officer.

(5)
Represents a discretionary incentive bonus we paid to this named executive officer for 2009 and 2010.  See our discussion of the discretionary bonuses in the Compensation Discussion and Analysis section of this proxy statement.

(6)
Represents the change from December 31, 2008 to December 31, 2009 (for 2009), and the change from December 31, 2009 to December 31, 2010 (for 2010) in the actuarial present value of Mr. Weaver’s accumulated benefit under our domestic pension plan.  Mr. Weaver’s pension benefits consist of a guaranteed annuity that he earned prior to 1987 and pension benefits earned subsequently.  Based on his age, he is currently eligible to retire and receive his benefits under the plan without reducing his benefits for age, but under the terms of the plan he cannot start to receive his benefits until he actually retires.  For purposes of calculating the change in the present value of his accumulated benefit under this plan from one year to the next, we assumed the following (actual benefits will be based on actual future facts and circumstances):

•	his retirement at December 31, 2008, 2009 and 2010, respectively, since at each date he was eligible to retire without reducing his benefits;
•	the commencement of the payments of his benefits under this plan at December 31, 2008, 2009 and 2010, respectively, since he is eligible to retire without reducing his benefits;
•	the choice of a single life annuity as the method to receive payments under the plan commencing at December 31, 2008, 2009 and 2010, respectively;
•	the choice of a life lump sum payment for his accrued pension benefits he earned from age 65 to December 31, 2008, 2009 and 2010, respectively, plus interest;
•	payments continuing for his life expectancy derived from a mortality table; and
•
discount rates for present value calculations at December 31, 2008, 2009 and 2010 of 6.1%, 5.7% and 5.1%, respectively, which rates are the same rates we used for financial statement reporting purposes in determining the present value of our aggregate accumulated benefits for all participants under this plan.

(7)	As shown below, all other compensation for Mr. Weaver consisted of the following payments for his benefit:

•	matching contributions pursuant to the savings feature of our savings plan;
•	retirement contributions pursuant to our savings plan;
•	transition payments paid pursuant to our savings plan; and
•	life insurance premiums.

Named Executive Officer	Year	Savings Plan Match	Savings Plan Retirement Contributions	Savings Plan Transition Contributions	Life Insurance Premiums (a)	Total

Douglas C. Weaver	2010	$9,800	$9,800	$9,800	$5,369	$34,769
	2009	$4,900	$9,800	$9,800	$4,892	$29,392

(a)	Under the terms of the life insurance policy provided by these premiums, Mr. Weaver was entitled to a cash surrender value of approximately $41,472 at December 31, 2010.

See the discussion of our savings plan contributions in the Compensation Discussion and Analysis section of this proxy statement.

(8)
Dr. Fiand receives his compensation in euros.  We report these amounts in the 2010 Summary Compensation Table above in U.S. dollars based on an annual average exchange rate of $1.3308, $1.3931 and $1.4829 per €1.00 for 2010, 2009 and 2008, respectively.

(9)
Represents amounts we granted and awarded for services provided in 2008 pursuant to our Share-in-Performance Plan.  See our discussion of the segment profit bonuses in the Compensation Discussion and Analysis section of this proxy statement.

(10)	These amounts represent the following changes in the actuarial present value of Dr. Fiand’s accumulated benefit under the following plans for financial statement reporting purposes:

Year	Bayer Pensionskasse (a)	Supplemental Pension Promise (b)	Individual Pension Promise (c)	Total

2010	$ 10,177	$ 18,489	$ 172	$ 28,838
2009	1,511	21,613	945	24,069
2008	12,167	3,499	(5,485)	10,181
——————————

(a)	A defined benefit pension plan for employees of our German operations.

(b)	A non-qualified, unfunded defined benefit supplemental retirement plan for employees of our German operations that supplements their pension benefits.

(c)	A non-qualified, unfunded defined benefit supplemental retirement plan for certain highly compensated employees of our German operations that also supplements their pension benefits.

For purposes of calculating these changes in the present value of Dr. Fiand’s accumulated benefits, we assumed the following (actual benefits will be based on actual future facts and circumstances):

•	his credited service and eligible earnings as of the measurement date for each fiscal year we used for financial statement reporting purposes for these plans would not change;
•	his retirement at December 31, 2008, 2009 and 2010, respectively, since he is eligible to retire without reducing his benefits;
•	the commencement of the payments of his benefits under these plans at December 31, 2008, 2009 and 2010, respectively, since he is eligible to retire without reducing his benefits;
•	payments continuing for his life expectancy derived from a mortality table; and
•
discount rates for present value calculations at December 31, 2008, 2009 and 2010 of 5.8%, 5.5% and 5.3% respectively, which rates are the same rates we used for financial statement reporting purposes in determining the present value of our aggregate accumulated benefits for all participants under these plans.

For more details regarding these pension plan benefits, see the Pension Benefits section of this proxy statement.

(11)	Represents an annual car allowance we pay for the benefit of Dr. Fiand.

2010 Grants of Plan-Based Awards.  The following table sets forth details of the stock awards we granted to certain of our named executive officers in 2010 for their services as directors.  Other than such stock awards, and as already discussed, we did not pay any plan-based incentive compensation in 2010.  Messrs. Fiand, Weaver and Swalwell were not eligible to receive any of our plan-based awards in 2010.

2010 GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date	Date of Approval		All Other Stock Awards: Number of Shares of Stock or Units (#) (2)		Grant Date Fair Value of Stock and Option Awards (2)

Harold C. Simmons	05/13/10	01/01/04	(2)	1,000	(2)	$17,780	(2)

Steven L. Watson	05/13/10	01/01/04	(2)	1,000	(2)	17,780	(2)

——————————

(1)	Certain non-applicable columns have been omitted from this table.

(2)
As preapproved in 2004 by our management development and compensation committee, on the day of each of our annual stockholder meetings each of our directors elected on that day receives a grant of shares of our common stock under our 2003 Long-Term Incentive Plan as determined by the following formula based on the closing price of a share of our common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted

Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500

These shares are fully vested and tradable immediately on the date of grant, other than restrictions under applicable securities laws.  For the purposes of this table and financial statement reporting, these stock awards were valued at the $17.78 closing price per share of our common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Outstanding Equity Awards at December 31, 2010.  We have never granted any stock options to purchase shares of our common stock.  The following table provides information with respect to the outstanding stock options to purchase shares of NL common stock held by our named executive officers as of December 31, 2010 that were granted for services they provided to us when we were a wholly owned subsidiary of NL.  Mr. Weaver and Dr. Fiand were the only named executive officers that held such stock options at December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010 (1)

	Option Awards
Name	Number of Shares Underlying Unexercised Options at December 31, 2010 (#)			Option Exercise Price	Option Expiration Date
	Exercisable		Unexercisable

Douglas C. Weaver	4,000	(2)	-0-	$11.485	02/07/11

Ulfert Fiand	1,200	(2)	-0-	11.485	02/07/11

——————————

(1)	Certain non-applicable columns have been omitted from this table.

(2)
These stock options vested at a rate of 40% on the second anniversary of the date of grant of the stock option and 20% on each of the next three anniversary dates of the date of grant, which date of grant was the tenth anniversary prior to the expiration date of the stock option.

Option Exercises and Stock Vested.  During 2010, no named executive officer held any stock awards that had not vested.  For stock awards granted to Messrs. Harold Simmons and Watson in 2010 that had no vesting restrictions, see the 2010 Grants of Plan-Based Awards Table above.  During 2010, no named executive officer exercised stock options.

Pension Benefits.  Dr. Fiand and Mr. Weaver are the only named executive officers who are eligible for pension benefits for which we are obligated to pay.  The following table sets forth, among other things, information regarding the actuarial present value of their accumulated pension benefits as of December 31, 2010.

2010 PENSION BENEFITS (1)

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit

Douglas C. Weaver	Retirement Program of NL Industries, Inc.	23	$473,600	(2)

Ulfert Fiand	Bayer Pensionskasse	23	$166,800	(3)
	Supplemental Pension Promise	23	335,900	(3)
	Individual Pension Promise	23	98,100	(3)
			$600,800	(3)

——————————

(1)	Certain non-applicable columns have been omitted from this table.

(2)
We froze the credited service of all participants under this pension plan, including Mr. Weaver, in 1996.  For purposes of calculating the present value of Mr. Weaver’s accumulated benefit, we assumed the following (actual benefits will be based on future facts and circumstances):

•	his retirement at December 31, 2010, since he is eligible to retire without reducing his benefits at such date;
•	the commencement of the payments of his benefits under these plans at December 31, 2010, since he is eligible to retire without reducing his benefits;
•	the choice of a single life annuity as the method to receive payments under the plan commencing at December 31, 2010;
•	the choice of a life lump sum payment for his accrued pension benefits he earned from age 65 to December 31, 2010, plus interest;
•	payments continuing for his life expectancy derived from a mortality table; and
•
a discount rate for the present value calculation at December 31, 2010 of 5.1%, which rate is the same rate we used for financial statement reporting purposes in determining the present value of our aggregate accumulated benefits for all participants under this plan.

(3)
Dr. Fiand will receive his pension and supplemental pension benefits in euros.  We report these amounts in the table above in U.S. dollars based on an average exchange rate for 2010 of $1.3308 per €1.00.  For purposes of calculating the present values of his accumulated benefits, we assumed the following (actual benefits will be based on future facts and circumstances):

•	his credited service and eligible earnings as of December 31, 2010 (the last measurement date used for financial statement reporting purposes for these plans) would not change;
•	his retirement at December 31, 2010 since he is eligible to retire without reducing his benefits;
•	the commencement of the payments of his benefits under these plans at December 31, 2010 since he is eligible to retire without reducing his benefits;
•	payments continuing for his life expectancy derived from a mortality table; and
•
a discount rate for the present value calculation at December 31, 2010 of 5.3%, which rate is the same rate we used for financial statement reporting purposes in determining the present value of our aggregate accumulated benefits for all participants under these plans.

Bayer Pensionskasse, Supplemental Pension Promise and Individual Pension Promise.  Employees of our German operations who have been employed since prior to January 1, 2005 are covered by the Bayer Pensionskasse.  Each employee contributes 2% of eligible earnings excluding bonus, up to the social security contribution ceiling (currently €66,000) and the Bayer Pensionskasse provides an annual benefit of 44% of such employee’s accumulated contributions (with a minimum benefit of approximately €13 per month).  The purpose of this plan is to provide funded, tax-qualified benefits up to the German social security contribution ceiling.

The Supplemental Pension Promise also covers all employees of the German operations who have completed ten years of service.  Our German operations accrue 11.25% of the participants’ eligible annual earnings excluding bonus in excess of the social security contribution ceiling, up to a maximum of €115,800.  The Supplemental Pension Promise provides an annual retirement benefit of 20% of all accruals made by our German operations.  The purpose of this plan is to provide participants with a benefit in excess of what would be provided under the Bayer Pensionskasse due to the German social security contribution ceiling.

The Individual Pension Promise covers each of the sixteen department heads of our German operations.  The Individual Pension Promise provides an annual retirement benefit of €6,135 to the sixteen department heads.  The purpose of this plan is to provide certain of our more highly compensated German employees with a benefit in excess of what would be provided under the Bayer Pensionskasse and the Supplemental Pension Promise due to the combined ceiling of €115,800 of those plans.

Dr. Fiand is eligible to receive a pension through the Bayer Pensionskasse, the Supplemental Pension Promise and the Individual Pension Promise.  Benefits for each of these plans are payable upon retirement and the attainment of ages specified in the plans.  In each case under these three plans, he is currently eligible to retire and receive full benefits since he is already 60 years old.

Domestic Defined Benefit Pension Plan.  In 1996, we suspended all future accruals under our domestic defined benefit pension plan and closed the plan to new participants.  The pension benefits are payable upon retirement and attainment of ages specified in the plan.  Normal retirement is 65 years of age with five years of participation in the plan.  However, participants can retire at age 62 with 30 years of service with unreduced benefits.  After retirement, married participants, unless they choose otherwise with the consent of their spouse, receive a qualified joint and survivor annuity in exchange for a reduced benefit payout to the participant (as compared to the straight life annuity option).  The purpose of this plan was to provide funded, tax-qualified benefits up to specified statutory limits on compensation and benefits.  Generally, a participant’s years of credited service under the plan equals the years he or she has worked for us.  However, in certain instances, we adjusted such years of credited service on an ad hoc basis.  Mr. Weaver is the only named executive officer who participates in this plan.  He currently is eligible to retire and receive unreduced benefits under this plan (without any deviation from his actual service).

Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.

Director Compensation.  Our directors are entitled to receive compensation for their services as directors.  Our directors receive an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and at a daily rate ($125 per hour) for other services rendered on behalf of our board of directors or its committees.  In addition to the annual retainers for service on the board of directors, the chairman of our audit committee and any member of our audit committee whom the board identified as an “audit committee financial expert” for purposes of the annual proxy statement receive an annual retainer of $20,000, paid in quarterly installments (provided that if one person serves in both capacities only one such retainer is paid), and other members of our audit committee receive an annual retainer of $10,000, paid in quarterly installments, for their service on the audit committee.  Members of our management development and compensation committee also receive an annual retainer of $2,000, paid in quarterly installments, for their service on that committee.  If a director dies while serving on our board of directors, his designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

As discussed in footnote 2 to the 2010 Grants of Plan-Based Awards Table, on the day of each annual stockholder meeting, each of our directors elected on that date receives a grant of shares of our common stock as determined by the closing price of a share of our common stock on the date of such meeting.  The following table provides information with respect to compensation our directors earned or received for their 2010 director services provided to us.

2010 DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total

Keith R. Coogan	$39,000	$17,780	$56,780
Cecil H. Moore, Jr.	47,000	17,780	64,780
George E. Poston	39,000	17,780	56,780
Glenn R. Simmons	24,000	17,780	41,780
R. Gerald Turner	39,000	17,780	56,780

——————————

(1)
Certain non-applicable columns have been omitted from this table.  See footnotes 2 and 3 to the 2010 Summary Compensation Table and 2010 Grants of Plan-Based Awards Table in this proxy statement for compensation Harold C. Simmons and Steven L. Watson earned or received from us for director services.

(2)	Represents cash retainers and meeting fees the director earned for director services he provided to us in 2010.

(3)
Represents the value of 1,000 shares of our common stock we granted to each of these directors on May 13, 2010.  For the purposes of this table and financial statement reporting, these stock awards were valued at the closing price per share of such shares on their date of grant of $17.78, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:

•
other than stock grants to our directors, we do not grant equity awards to our employees, officers or other persons who provide services to us under our ISA with Contran, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
our executive officers employed by us are eligible to receive incentive bonus payments determined on a discretionary basis that do not guarantee an employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
beginning in 2011, our other key employees are eligible to receive bonuses based in part on the achievement of specified financial performance targets, but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
our executive officers employed by us who are responsible for setting the financial performance targets, are not eligible to receive bonuses based on the achievement of the targets, but instead are only eligible for the discretionary-based bonuses described above; and

o	there exist ceilings for these bonuses regardless of the actual level of our financial performance;

•
our officers and other persons who provide services to us under our ISA with Contran do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our stockholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our stockholders; and

•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.

Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2010 our executive officers, directors and 10% stockholders, other than R. Gerald Turner, complied with all applicable filing requirements under section 16(a). Do to inadvertences by our staff, Mr. Harold C. Simmons filed two Forms 4 each reporting one late transaction and TFMC and TIMET each filed late Forms 3.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Policy.  As set forth in our code of business conduct and ethics, from time to time, we engage in transactions with affiliated companies.  In addition, certain of our executive officers and directors serve as executive officers and directors of affiliated companies.  With respect to transactions between or involving us and one or more of our affiliates, it is not a violation of the code if the transaction, in our opinion, is no less favorable to us than could be obtained from unrelated parties, or the transaction, in the absence of stockholder ratification or approval by our independent directors, is fair to all companies involved.  Furthermore, the code provides that:

•	directors and officers owe a duty to us to advance our legitimate interests when the opportunity to do so arises; and

•
they are prohibited from (a) taking for themselves personally opportunities that properly belong to us or are discovered through the use of our property, information or position, (b) using corporate property, information or position for improper personal gain and (c) competing with our interests.

Our executive officers are responsible for applying this policy to related parties.  No specific procedures are in place, however, that govern the treatment of transactions among us and our related entities, although we and such entities may implement specific procedures as appropriate for particular transactions.  Provided, in our judgment, the standard set forth in the code of business conduct and ethics is satisfied, we believe, given the number of companies affiliated with Contran, that related party transactions with our affiliates, in many instances (such as achieving economies of scale), are in our best interest.  In certain instances, our executive officers may seek the approval or ratification of such transactions by our independent directors, but there is no quantified threshold for seeking this approval.

Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Harold C. Simmons, through Contran, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in the following:

•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Harold C. Simmons.

Certain directors or executive officers of CompX, Contran, Keystone, NL, TIMET or Valhi also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests.  In such an event, we implement such procedures as appropriate for the particular transaction.

Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on a fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient’s business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer’s cost related to such employees, which includes the expense for the employees’ compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis, subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company’s management development and compensation committee as well as the concurrence of the chief financial officer.  See the Compensation of our Named Executive Officers Employed by Contran part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2010 ISA fee charged by Contran to us.

In 2010, we paid Contran fees of $8.3 million for its services under our ISA with Contran, including amounts for the services of certain of our named executive officers that are employees of Contran, as disclosed in the 2010 Summary Compensation Table in this proxy statement.  In 2011, we expect to pay Contran fees of $9.6 million for its services under this ISA, including the services of certain of our named executive officers that are employees of Contran.  We also pay director compensation and expenses directly to Messrs. Harold and Glenn Simmons and Watson for their services as our directors, as disclosed above in the 2010 Summary Compensation Table and the 2010 Director Compensation Table.

Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Tall Pines and EWI provide for or broker the insurance policies.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  EWI also provides claims and risk management services and, where appropriate, engages certain third-party risk management consultants.  Tall Pines is a captive insurance company wholly owned by Valhi.  EWI is a reinsurance brokerage and risk management company wholly owned by NL.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.

With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, Contran and certain of its subsidiaries or related companies, including us, have entered into a loss sharing agreement under which any uninsured loss is shared by those companies who have submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

During 2010, we paid Tall Pines and EWI in the aggregate approximately $8.0 million, including approximately $1.8 million paid by Louisiana Pigment Company, L.P., a partnership of which a wholly owned subsidiary of ours and a subsidiary of Huntsman Corporation (NYSE:  HUN) each own 50%.  These amounts principally represent payments for insurance premiums, which include premiums or fees paid to Tall Pines and commissions or fees paid to EWI.  These amounts also include payments to insurers or reinsurers through EWI for the reimbursement of claims within our applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on our behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program. In our opinion, the program’s allocations of its costs among us and our related entities are reasonable.  We believe the amounts that we, our subsidiaries and Louisiana Pigment paid for the combined risk management program are less than the costs we would have incurred had we entirely used unrelated third parties for the services the program provided.  We expect that these relationships with Tall Pines and EWI will continue in 2011.  Because we believe there is no conflict of interest regarding our participation in the combined risk management program, our audit committee received a report regarding this program but we did not ask our independent directors to approve it.

Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the “Contran Tax Group.”  As a member of the Contran Tax Group and pursuant to certain tax sharing agreements or policies, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreements or policies and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are generally limited to amounts previously paid under the respective tax sharing agreement or policy.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions.  The terms of the applicable tax sharing agreements or policies also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Under our tax agreement with Valhi, Valhi agrees to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax allocation policy.

Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran’s tax elections.  In 2010, pursuant to our tax sharing agreement and policies with Valhi, we paid Valhi approximately $13.6 million.  Because the calculation of our tax payments or refunds is determined pursuant to applicable tax law, our independent directors were not asked to approve our tax agreement or policies or such payments or refunds.

Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes pursuant to our cash management program.  When we loan funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

In April 2010, we entered into an unsecured revolving credit promissory note with Contran pursuant to which we may borrow up $40.0 million from Contran.  Our loan from Contran under the  revolving note was unsecured, bore interest at the prime rate minus 0.5% with interest payable quarterly and all principal and unpaid interest due on the earlier of demand or December 31, 2011.  Any principal we borrowed from Contran under this loan was solely at Contran’s discretion.  During 2010, the largest amount of principal we owed Contran under this revolving note was $34.3 million.  During 2010, we paid Contran interest on the revolving principal balance under this note of approximately $0.2 million.  As of December 31, 2010, no amounts were outstanding under this note.  Because this loan was for the cash management purposes, we did not ask our independent directors to approve it.

In November 2010, we entered into an unsecured revolving credit promissory note with Valhi pursuant to which, as amended, we agreed to loan Valhi up to $175.0 million.  Our loan to Valhi under the revolving note was unsecured, bore interest at the prime rate plus 1.00% with interest payable quarterly and all principal and unpaid interest due on the earlier of demand or December 31, 2012.  Any principal Valhi borrowed from us under this loan was solely at our discretion.  During 2010, the largest amount of principal Valhi owed us under this revolving note was $96.3 million.  During 2010, we received from Valhi interest on the revolving principal balance under this note of approximately $0.5 million.  As of December 31, 2010, Valhi had a principal amount outstanding under this note of $61.9 million.  Because this loan was for the cash management purposes, we did not ask our independent directors to approve it.

Data Recovery Program.  Beginning in 2009, we and Contran participate in a combined information technology data recovery program that Contran provides from a data recovery center that it established.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group share information technology data recovery services.  The program apportions its costs among the participating companies.  We paid Contran $91,000 for such services in 2010.  We expect that this relationship with Contran will continue in 2011.  Because we believe there is no conflict of interest regarding our participation in the combined information technology data recovery program, we did not ask our independent directors to approve it.

Simmons Family Matters.  In addition to the services he provides under our ISA with Contran as discussed under the Intercorporate Services Agreements section above, certain family members of Harold C. Simmons also provide services to us pursuant to this ISA.  In 2010, L. Andrew Fleck (a step-son of Harold Simmons) provided certain real property management services to us pursuant to this ISA.  The portion of the fees we paid to Contran in 2010 pursuant to this ISA attributable to the services of Mr. Fleck was less than $120,000.  We expect the portion of the fees we will pay under this ISA for 2011 attributable to the services of Mr. Fleck to be a similar amount.  See the Intercorporate Services Agreements section above for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2010 ISA fee Contran charged us.  As disclosed in the 2010 Director Compensation Table in this proxy statement, Mr. Glenn Simmons (a brother of Harold C. Simmons) also received compensation in cash and stock from us for his services as a director for 2010 and is expected to continue to receive similar compensation for 2011 for such services.

AUDIT COMMITTEE REPORT

Our audit committee of the board of directors is comprised of four directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  The audit committee charter is available on our website at www.kronosww.com under the corporate governance section.

Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP.  Our audit committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of our financial reporting process.  In its oversight role, our audit committee reviewed and discussed the audited financial statements with management and with PwC, our independent registered public accounting firm for 2010.  Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC.

Our audit committee met with PwC and discussed any issues deemed significant by our independent registered public accounting firm, including the matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm’s independence.  Our audit committee also concluded that PwC’s provision of other permitted non-audit services to us and our related entities is compatible with PwC’s independence.

Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited financial statements be included in our 2010 Annual Report on Form 10-K for filing with the SEC.

Members of our audit committee of the board of directors respectfully submit the foregoing report.

Cecil H. Moore, Jr. Chairman of our Audit Committee	George E. Poston Member of our Audit Committee

Keith R. Coogan Member of our Audit Committee	R. Gerald Turner Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS

Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2010.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10-Q for the first quarter of 2011.  We expect PwC will be considered for appointment to:

•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2011 and the first quarter of 2012; and

•	audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2011.

Representatives of PwC are not expected to attend the annual meeting.

Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that our audit committee has authorized and PwC has billed or is expected to bill to us for services rendered for 2009 and 2010.  Additional fees for 2010 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2010 would be adjusted to reflect such additional payments in our proxy statement relating to next year’s annual stockholder meeting.  In this regard, we have similarly adjusted the audit fees shown for 2009 from the amounts disclosed in our 2010 proxy statement due to additional fees for 2009 that we subsequently authorized to pay to PwC.

Type of Fees	2009	2010

Audit Fees (1)	$1,934,000	$1,815,000
Audit-Related Fees (2)	16,000	190,000
Tax Fees (3)	19,000	12,000
All Other Fees	-0-	-0-

Total	$1,969,000	$2,017,000

——————————

(1)	Fees for the following services:

(a)	audits of consolidated year-end financial statements and of internal control over financial reporting for each year;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.

(2)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting.  For 2010, the amount for audit-related fees includes $179,000 we incurred as a result of our November 2010 secondary public offering of 8.97 million shares of common stock.

(3)	Permitted fees for tax compliance, tax advice and tax planning services.

Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee’s amended and restated preapproval policy.  Pursuant to the policy:

•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:

•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;

•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;

•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and

•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.

The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the Public Company Accounting Oversight Board.

Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.

For 2010 our audit committee preapproved all of PwC’s services provided to us or any of our subsidiaries in compliance with our amended and restated preapproval policy without the use of the SEC’s de minimis exception to such preapproval requirement.

PROPOSAL 2
AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND DELETE AN UNNECESSARY SECTION

Proposal to Increase the Authorized Shares and Delete Unnecessary Section.  Our board of directors has unanimously adopted a resolution for approval by our stockholders proposing an amendment to Article IV of our First Amended and Restated Certificate of Incorporation to:

•	increase the total number of shares of all classes of stock that we will have authority to issue from 60,100,000 to 240,100,000;

•	increase the number of authorized shares of our common stock from 60,000,000 to 240,000,000; and

•	delete Section 4.5 of such Article IV, which section effected a 2003 stock split and is no longer necessary.

Under applicable Delaware law, Kronos Worldwide may only issue shares of common stock to the extent it has shares authorized for issuance under its certificate of incorporation.  As of March 21, 2010, of the 60,000,000 shares of common stock our certificate of incorporation has authorized for issuance, 57,947,549 shares of common stock were issued and outstanding (of which none were held in treasury) and 115,500 shares were reserved for issuance under our 2003 Long-Term Incentive Plan.  As a result, the number of shares of common stock available for issuance, after taking into account shares reserved for issuance, is 1,936,951. The proposed amendment would not change the number of authorized shares of preferred stock, nor would it change the relative rights of the holders of our common stock and preferred stock.  We have not issued any shares of preferred stock.  Attached is Exhibit A to this proxy statement is Article IV as it is proposed to be amended and restated in its entirety.  The proposed amendment and restatement of Article IV marked to show the changes from the current Article IV is as follows.

ARTICLEIV.

AUTHORIZED STOCK

Section 4.1.  Authorized Stock.  The total number of shares of stock that the Corporation shall have authority to issue is ~~60~~[240],100,000 shares, consisting of ~~60~~[240],000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100,000 shares of preferred stock, par value $0.01 per share  (the “Preferred Stock”).

Section 4.2. Common Stock.  The rights of the holders of common stock shall be subject to the rights of holders of Preferred Stock and any other applicable provisions of this certificate of incorporation.

Section 4.3.  Preferred Stock.  The board of directors is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the board of directors and as are not inconsistent with this certificate of incorporation or any amendment hereto, and as may be permitted by the DGCL.

Section 4.4.  Record Holders.  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

~~Section 4.5.  Stock Split.  Effective as of 5:00 p.m., Eastern time, on the date this First Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the state of Delaware, the 1,000 shares of Common Stock issued and outstanding immediately prior to such time shall automatically and without any action on the part of the holder thereof, be recapitalized in the form of a split into 48,943,049 shares of Common Stock (the “Stock Split”).  Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented shares of Common Stock shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Common Stock to which the holder is entitled as a result of the Stock Split.  Until surrendered and exchanged in accordance herewith, each certificate that, immediately prior to such effectiveness, represented Common Stock shall represent the number of shares of Common Stock to which the holder is entitled as a result of the Stock Split.~~

Currently, our authorized shares are sufficient to meet all known needs.  However, our board of directors considers it desirable that it have the flexibility to have additional shares of common stock available for issuance in connection with, among other things, possible stock splits, stock dividends and other corporate purposes, should our board of directors deem any of those actions to be in the best interests of us and our stockholders.  Our board of directors believes that the proposed increase in authorized common stock will make sufficient shares available for our corporate purposes.  Other than as permitted or required under our 2003 Long-Term Incentive Plan, our board of directors has no agreements or commitments to issue additional shares of common stock for any purposes.  However, once approved, we may issue the shares of common stock from time to time by action of our board of directors on such terms and for such purposes as it may consider appropriate from time to time.  No additional action or authorization by our stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted.  We do not intend to issue any shares of common stock except on terms that we deem to be the best interests of us and our stockholders.  Upon issuance, any such shares will have the same rights as the outstanding shares of common stock.

We have also added as part of the proposal the deletion of Section 4.5 of Article IV of our certificate of incorporation because such section effected a stock split in 2003 and the language is no longer necessary.  The elimination of this language will have no effect on the rights of our stockholders or their investment in us.

Potential Dilution of Existing Stockholders.  Under our certificate of incorporation, our stockholders do not have preemptive rights with respect to common stock.  Thus, should our board of directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares.  In addition, if our board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and stockholdings of current stockholders.  We also reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by our board of directors.  Any such further increase of the authorized shares of our common stock would require the approval of our stockholders.

The Potential Anti-Takeover Effect of the Proposed Amendment.  The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal.  However, for so long as our affiliates own a at least a majority of our common stock, a takeover will require their approval.  Also, such ownership will likely discourage, delay or prevent a takeover or other change in control of us.

Effectiveness of the Proposed Amendment.  If the proposed amendment is adopted, it will become effective upon filing with the Delaware Secretary of State of a certificate of amendment to our certificate of incorporation, which filing we anticipate doing as soon as practicable following this year’s annual meeting.  However, if our stockholders approve the proposed amendment to our certificate of incorporation, our board of directors retains discretion under Delaware law not to implement the proposed amendment.  If the board of directors exercise such discretion, the number of authorized shares would remain at current levels.

Vote Required.  Pursuant to Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposed amendment to our certificate of incorporation.  Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.  As already disclosed however, Valhi and NL are the direct holders of 50.0% and 30.4%, respectively, of the outstanding shares of our common stock as of the record date and have each indicated their intention to have their shares of our common stock represented at the meeting and to vote such shares FOR the proposed amendment to our certificate of incorporation. If Valhi alone attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will approve the proposed amendment to our certificate of incorporation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO AMEND AND RESTATE ARTICLE IV OF OUR CERTIFICATE OF INCORPORATION TO INCREASE TO 240,000,000 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO DELETE THE LAST SECTION OF ARTICLE IV THAT IS NO LONGER NECESSARY.

PROPOSAL 3
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

Background of this Proposal.  The recently enacted Dodd-Frank Act amended Section 14A of the Exchange Act  to require that a publicly held company submit to its stockholders a nonbinding advisory vote to approve the compensation of its executive officers, commonly known as a “Say-on-Pay” proposal.  After a nonbinding advisory stockholder vote on a Say-on-Pay proposal, the SEC requires that we disclose in the following year’s annual meeting proxy statement whether, and if so how, we have considered the results of the previous nonbinding advisory stockholder vote on the Say-on-Pay proposal and how the nonbinding advisory vote has affected our executive compensation decisions and policies.

Say-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each stockholder cast a nonbinding advisory vote on the following resolution:

RESOLVED, that, by the vote of the majority of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote, the stockholders of Kronos Worldwide, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2010 Summary Compensation Table in the 2011 annual meeting proxy statement of Kronos Worldwide, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.

Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our stockholders’ approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.

Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that the vote of the majority of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal.  As already disclosed however, Valhi and NL are the direct holders of 50.0% and 30.4%, respectively, of the outstanding shares of our common stock as of the record date and have each indicated their intention to have their shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and approve the compensation of our named executive officers as described in this proxy statement. If Valhi alone attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
NONBINDING ADVISORY RESOLUTION ON THE PREFERRED FREQUENCY FOR STOCKHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION

Background of this Proposal.  The Dodd-Frank Act also amended Section 14A of the Exchange Act to require publicly held companies to hold a separate nonbinding advisory stockholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals.  Publicly held companies must give stockholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the “Say-When-on-Pay” proposal.  After the initial vote is held, Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, requires all publicly held companies to submit to their stockholders no less often than every six years a Say-When-on-Pay proposal.  SEC rules require that:

•	our stockholders also have the option to abstain from making a choice; and

•
we disclose in the next periodic report (a quarterly report on Form 10-Q or an annual report on Form 10-K) we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting).  Under this proposal, stockholders may vote to have the Say-on-Pay proposal every year, every other year or every third year or abstain from voting.   Stockholders are not voting to approve or disapprove the recommendation of our board of directors that we hold an annual vote on the Say-on-Pay proposal.  We believe that giving our stockholders the right to cast an advisory vote every year on our executive compensation is a good corporate governance practice.

Vote Required.  Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on the proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine, on a nonbinding advisory basis, the frequency of future Say-on-Pay proposals preferred by our stockholders.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting, an abstention or a broker/nominee non-vote on this proposal will have no affect on its outcome.

Effect of the Proposal.  This Say-When-on-Pay proposal is nonbinding and advisory.  Our board of directors may decide that it is in the best interests of us and our stockholders to hold a nonbinding  advisory vote on the Say-on-Pay proposal more or less frequently than the option our stockholders choose by a plurality of the affirmative votes.  However, as already disclosed, Valhi and NL are the direct holders of 50.0% and 30.4%, respectively, of the outstanding shares of our common stock as of the record date and have each indicated their intention to have their shares of our common stock represented at the meeting and to vote such shares FOR the proposed resolution and an annual Say-on-Pay proposal. If Valhi alone attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will, on a nonbinding advisory basis, adopt the proposed resolution and approve an annual Say-When-on-Pay proposal.  We currently plan to follow the nonbinding advisory vote of our stockholders on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” (AS OPPOSED TO TWO YEARS OR THREE YEARS) AS THE PREFERRED FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A NONBINDING ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

OTHER MATTERS

The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2010 ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is included as part of the annual report furnished to our stockholders with this proxy statement and may also be accessed on our website at www.kronosww.com.

STOCKHOLDERS SHARING THE SAME ADDRESS

Stockholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:

•	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or

•	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.

REQUEST COPIES OF THE 2010 ANNUAL REPORT AND THIS PROXY STATEMENT

To obtain copies of our 2010 annual report to stockholders or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at Kronos Worldwide, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

Kronos Worldwide, Inc.

Dallas, Texas
March 31, 2011

Exhibit A
Proposed Amended and Restated article IV of the
Certificate of Incorporation of
Kronos Worldwide, Inc.

ARTICLE IV.
AUTHORIZED STOCK

Section 4.1.  Authorized Stock.  The total number of shares of stock that the Corporation shall have authority to issue is 240,100,000 shares, consisting of 240,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100,000 shares of preferred stock, par value $0.01 per share  (the “Preferred Stock”).

Section 4.2. Common Stock.  The rights of the holders of common stock shall be subject to the rights of holders of Preferred Stock and any other applicable provisions of this certificate of incorporation.

Section 4.3.  Preferred Stock.  The board of directors is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the board of directors and as are not inconsistent with this certificate of incorporation or any amendment hereto, and as may be permitted by the DGCL.

Section 4.4.  Record Holders.  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

A-1

Kronos Worldwide, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 12, 2011.

The proxy statement and annual report to stockholders (including Kronos Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010) are available atwww.kronosww.com/annualmeeting.

Dear Stockholder:

Kronos Worldwide, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares.  You can vote your shares electronically through the internet or by telephone.  This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, signed, dated and returned this proxy card.  If you vote your shares electronically or telephonically, do not mail back this proxy card.

Your vote is important.  Thank you for voting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Kronos Worldwide, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KRONOS WORLDWIDE, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2011

The undersigned hereby appoints Steven L. Watson, Robert D. Graham and A. Andrew R. Louis, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2011 Annual Meeting of Stockholders (the “Meeting”) of Kronos Worldwide, Inc., a Delaware corporation (“Kronos Worldwide”), to be held at Kronos Worldwide’s corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 12, 2011, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Kronos Worldwide standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.  If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card, the agents will vote “FOR” each such nominee for election as a director.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy card, you may choose one of the two voting methods outlined below to instruct how the agents named on this proxy card should vote your shares.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy instructions submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on May 12, 2011.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/KRO
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and 1 YR for Proposal 4.

1.	Nominees
		For	Withhold				For	Withhold		For	Withhold
	01 – Keith R. Coogan	☐	☐	02 – Cecil H. Moore, Jr.			☐	☐	03 – George E. Poston	☐	☐
	04 – Glenn R. Simmons	☐	☐	05 – Harold C. Simmons			☐	☐	06 – R. Gerald Turner	☐	☐
	07 – Steven L. Watson	☐	☐
				For	Against	Abstain				For	Against	Abstain
2.	Increase the authorized common stock from 60,000,000 shares to 240,000,000 shares			☐	☐	☐		3.	Say-on-Pay, nonbinding advisory vote approving executive compensation	☐	☐	☐

				1 Yr	2 Yrs	3 Yrs	Abstain
4.	Say-When-on-Pay, nonbinding advisory vote on the preferred frequency of executive compensation votes			☐	☐	☐	☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof

 B   Non-Voting Items
Change of Address - Please print new address below.

C  Authorized Signatures – This section must be completed for your vote to be counted.  – Date and Sign Below
NOTE:  Please sign exactly as the name that appears on this card.  Joint owners should each sign.  When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
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